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                                                                EXHIBIT 10.15


       THE CREDIT ACCOMMODATION MADE PURSUANT TO THIS NOTE REPRESENTS A
                             LINE OF CREDIT
                          -------------------
                            PROMISSORY NOTE
                               ("Note")

$3,000,000.00
                                                       ------------------------
                                                       December 24, 1996

     THE UNDERSIGNED, ("Maker"), promises to pay to the order of BARNETT BANK, N.A., a national banking corporation, ("Payee"), whose mailing address is Post Office Box 678267, Orlando, Florida 32867-8267, Attention: Closing Department Manager, the principal sum of THREE MILLION AND NO/100 ($3,000,000.00) DOLLARS, or so much thereof as may be advanced and outstanding from time to time, with interest on the unpaid principal from the date of each such advance at the following rate and payable in the following manner:

     (a) Interest shall initially accrue on the outstanding principal balance of this Note at a rate of 7.76% per annum. The rate of interest shall be adjusted on each Interest Rate Adjustment Date (as defined herein) so that interest shall accrue at the Adjusted Libor Rate (as defined herein) for the Interest Period (as defined herein) commencing on such Interest Rate Adjustment Date. For purposes of this paragraph, the following terms shall have the following meanings:

             (i) "Adjusted Libor Rate" for each Interest Period shall mean a daily rate that is one (1) month LIBOR Rate plus 210 Basis Points. The Libor Rate for each Interest Period shall mean the offered rate for deposits in United States dollars in the London Interbank market for a One (1) month period which appears on the Reuters Screen LIBO Page as of 11:00 A.M. (London time) on the day that is two London Banking Days (as defined herein) preceding the first Banking Business Day (as defined herein) of the Interest Period. If at least two such offered rates appear on the Reuters Screen LIBO Page, the rate will be the arithmetic mean of such offered rates. The Lender may, in its discretion, use any other publicly available index or reference rate showing rates offered for United States dollar deposits in the London Interbank market as of the applicable date. In addition, the Lender may, in its discretion, use rate

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        quotations for daily or annual periods in lieu of quotations for substantially equivalent monthly periods.

        (ii) "Business Banking Day" shall mean each day other than a Saturday, a Sunday or any holiday on which commercial banks in Jacksonville, Florida are closed for business.

        (iii) "Interest Period" shall mean each period commencing on each Interest Rate Adjustment Date and ending on the next Interest Rate Adjustment Date.

        (iv) "Interest Rate Adjustment Date" shall mean the 10th day of January, 1997, and the 10th day of every month thereafter.

        (v) "London Banking Day" shall mean each day other than a Saturday, a Sunday or any holiday on which commercial banks in London, England are closed for business.

    (c) Interest only at the Adjusted Libor Rate payable monthly, commencing January 26, 1997 and continuing on the 26 day of each successive month thereafter including the month of December, 1997.

    (d) The entire unpaid principal balance, together with accrued interest, shall be due and payable on January 31, 1998 ("Maturity Date").

    Default Rate. After the occurrence of an Event of Default, as hereinafter defined or after maturity, this Note and all sums due hereunder shall bear interest at the Stated Rate plus five percent (5%) per annum ("Penalty
Rate") (but in no event at a rate which is higher than the maximum allowable rate permitted by law) from the date of default or maturity until paid.

    Interest Basis. Interest shall be calculated on the basis of a three hundred sixty (360) day year for actual days elapsed.

    Late Charge. If any payment hereunder (other than the final payment) is not made within ten (10) days after it is due, the Maker shall pay to Payee a late charge equal to five percent (5%) of the late payment.

    Disbursement of Proceeds. Advances hereunder may be made upon the telephone request of any person authorized to borrow or any person Payee reasonably believes is authorized to borrow. Any advance hereunder shall be conclusively presumed to have been made to and at the request and for the benefit of the Maker when

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the proceeds of such advance are deposited to the credit of the Maker in any account of Maker with Payee regardless of the fact that persons other than those authorized to borrow may have authority to draw against such account.

    Prepayment. The Maker shall have the privilege of prepaying this Note in part or in full, without penalty, at any time, and any prepayment shall be applied to the installment or installments of principal last maturing. No partial prepayment shall excuse or defer Maker's subsequent payment obligations.

    Application of Payments. All payments made on the indebtedness evidenced by this Note shall be applied first to repayment of monies paid or advanced by Payee on behalf of the Maker in accordance with the terms of the Credit Agreement securing this Note, and thereafter shall be applied to payment of accrued interest, and lastly to payment of principal.

    Place and Manner of Payment. All payments of interest and principal are payable at the office of Payee, or at such other place as the holder may designate in writing, in lawful money of the United States of America.

    Primary Banking Relationship. The Borrower will maintain its primary depository relationship with the Holder unless and until this Note is assigned to a Holder not affiliated with Barnett Banks, Inc. Upon written request of the Holder, the Holder shall have the right to debit the Borrower's deposit account with the Holder for the monthly and other payments to be made to the Holder under this Note. If the funds in the Borrower's deposit account are insufficient to satisfy any payments on the dates required herein, the Borrower shall immediately remit to the Holder the amount of such deficiency.

    Events of Default. Maker shall be in default in this Note upon the occurrence of any of the following events, circumstances or conditions (each an "Event of Default"):

      (a) Maker's failure to make any payment of any sum due hereunder within ten (10) days of the due date thereof without further notice or demand, or to make any other payment due by the Maker to the Payee under any other promissory note or under any security agreement or other written obligation of any kind now existing or hereinafter created.

      (b) The existence of a default or breach of any of the terms of this Note or any other Loan Document that is not cured within any applicable grade and/or cure period.

      (c) A default by Safeguard Scientifics, Inc. on their


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existing $100,000,000.00 line of credit with PNC shall constitute a default under this Note.

   Remedies after Default. At the option of Payee, all or any part of the principal and accrued interest on the Note, and all other obligations of the Maker to the Payee shall become immediately due and payable without additional notice or demand, upon the occurrence of an Event of Default or at any time thereafter. Payee may exercise all rights and remedies provided by law, equity, this Note or any other Loan Document or any other obligation of the Maker to the Payee. All rights and remedies as set forth in the Loan Documents are cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Payee, and may be exercised as often as occasion therefore shall arise. Such remedies are not exclusive, and Payee is entitled to all remedies provided at law or equity, whether or not expressly set forth therein. No act, or omission or commission or waiver of Payee, including specifically any failure to exercise any right, remedy or recourse, shall be effective unless set forth in a written document executed by Payee and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to any subsequent event.

   Right of Set-off. Neither the Maker, any co-signer, endorser, surety nor guarantor shall have any right of set-off against the Payee under this Note or under any Loan Document executed in connection with the loan evidenced by this Note. In addition to the remedies provided for herein, the Maker, each co-signer, endorser, surety or guarantor grants to the Payee a security interest in any funds or other assets from time to time on deposit with or in possession of the Payee, and the Payee may, at any time set-off the indebtedness evidenced by this Note against any such funds or other assets, including but not limited to, all money owed by Payee to Maker, each co-signer, endorser, surety or guarantor whether or not due. Maker, each co-signer, endorser, surety or guarantor acknowledge and agree that Payee may exercise its right of set-off to pay all or any part of this outstanding principal balance and accrued interest owed on this Note or on any other obligation of the Maker to the Payee against any obligation Payee may have, now or hereafter, to pay money to Maker, each co-signer, endorser, surety or guarantor. This right of set-off includes, but is not limited to, the following:

      (a) Any deposit, account balance, securities account balance or certificate of deposit balance Maker has with Payee whether special, general, time, savings, checking or NOW account; and

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      (b)  Any money owing to Maker on an item presented to Payee or in
Payee's possession for collection or exchange; and

      (c) Any repurchase agreement or any other non-deposit obligation or any credit in favor of Maker.

If any such money is also owned by some other person who has not agreed to pay this Note (such as another depositor on a joint account), Payee's right of set-off will extend to the amount which could be withdrawn or paid directly to Maker on Maker's request, endorsement or instruction alone. In addition, (where Maker may obtain payment from Payee only with the endorsement or consent of someone who has not agreed to pay this Note), Payee's right of set-off will extend to Maker's interest in the obligation. Payee's right of set-off will not apply to any account if it clearly appears that Maker's rights in the account are solely as a fiduciary for another or to any account, which by its nature and applicable law (for example an IRA or other tax deferred retirement account), must be exempt from the claims of creditors. Maker hereby appoints Payee as its attorney-in-fact and authorizes Payee to redeem or obtain payment on any certificate of deposit in which Maker has an interest in order to exercise Payee's right of set-off. Such authorization applies to any certificate of deposit even if not matured. Maker further authorizes Payee to assess and withhold any early withdrawal penalty without liability against Payee in the event such penalty is applicable as a result of Payee's set-off against a certificate of deposit prior to its maturity.

     Payee's right of set-off may be exercised upon an Event of Default:

          (a)  Without prior demand or notice; and

          (b) Without regard to the existence or value of any collateral securing this Note; and

          (c) Without regard to the number or creditworthiness of any other persons who have agreed to pay this Note.

Payee will not be liable for dishonor of a check or other request for payment where there is insufficient funds in the account (or other obligation) to pay such request because of Payee's exercise of its right of set-off. Maker agrees to indemnify and hold Payee harmless from any person's claims, arising as the result of Payee's right of set-off and the costs and expenses, including without limitation, attorneys' fees.

     Collection Expenses. All parties liable for the payment of the Note agree to pay the Payee all costs incurred by the

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Payee, whether or not an action be brought, in collecting the sums due under the Note, enforcing the performance and/or protecting its rights under the Loan Documents and in realizing on any of the security for the Note. Such costs and expenses shall include, but are not limited to, filing fees, costs of publication, deposition fees, stenographer fees, witness fees and other court and related costs. Sums advanced by the Payee for the payment of collection costs and expenses shall accrue interest at the Penalty Rate, from the time they are advanced or paid by the Payee, and shall be due and payable upon payment by Payee without notice or demand and shall be secured by the lien of the Credit Agreement.

     Attorneys' Fees. All parties liable for the payment of the Note agree to pay the Payee reasonable attorneys' fees incurred by the Payee, whether or not an action be brought, in collecting the sums due under the Note, enforcing the performance and/or protecting its rights under the Loan Documents and in realizing on any of the security for the Note. Such reasonable attorneys' fees shall include, but not be limited to, fees for attorney's, paralegal's, legal assistant's, and expenses incurred in any and all judicial, bankruptcy, reorganization, administrative receivership, or other proceedings effecting creditor's rights and involving a claim under the Note or any Loan Document, which such proceedings may arise before or after entry of a final judgment. Such fees shall be paid regardless whether suit is brought and shall include all fees incurred by Payee at all trial and appellate levels including bankruptcy court. Sums advanced by the Payee for the payment of attorneys' fees shall accrue interest at the Penalty Rate, from the time they are advanced by the Payee, and shall be due and payable upon payment by Payee without notice or demand and shall be secured by the lien of the Credit Agreement.

     Waiver and Consent. By the making, signing, endorsement or guaranty of this Note:

        (a) Maker and each co-signor, endorser, surety or guarantor waive protest, presentment for payment, notice of dishonor, notice of intent to accelerate and notice of acceleration;

        (b) Each co-signer, endorser, surety or guarantor consents to any renewals or extensions of time for payment on this Note;

        (c) Maker and each co-signor, endorser, surety or guarantor consents to Payee's release of any co-signer, endorser, surety or guarantor;

        (d) Maker and each co-signor, endorser, surety or

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guarantor waive and consent to the release, substitution or impairment of any collateral securing this Note;

          (e) Each co-signer, endorser, surety or guarantor consents to any modification of the terms of this Note or any other Loan Document;

          (f) Maker and each co-signor, endorser, surety or guarantor consent to any and all sales, repurchases and participations of this Note to or by any person or entity in any amounts and waive notice of such sales, repurchases and participations of this Note; and

          (g) Maker and each co-signor, endorser, surety or guarantor consent to Payee's right of set-off as well as any participating bank's right of set-off.

          (h) Maker and each co-signor, endorser, surety or guarantor waive the right of exemption under the Constitution and the laws of the State of Florida.

          (i) Maker and each co-signor, endorser, surety or guarantor promise to pay all collection costs, including reasonable attorneys' fees, whether incurred in connection with collection, trial, appeal or otherwise.

     Usury Limitation. The parties agree and intend to comply with the applicable usury law, and notwithstanding anything contained herein or in any of the Loan Documents, or other document related to the loan evidenced by this Note, the effective rate of interest to be paid on this Note (including all costs, charges and fees which are characterized as interest under applicable law) shall not exceed the maximum contract rate of interest permitted under applicable law, as it exists from time to time. Payee agrees not to knowingly collect or charge interest (whether denominated as fees, interest or other charges) which will render the interest rate hereunder usurious, and if any payment of interest or fees by Maker to Payee would render this Note usurious, Maker agrees to give Payee written notice of such fact with or in advance of such payment. If Payee should receive any payment which constitutes interest under applicable law in excess of the maximum lawful contract rate permitted under applicable law (whether denominated as interest, fees or other charges), the amount of interest received in excess of the maximum lawful rate shall automatically be applied to reduce the principal balance, regardless of how such sum is characterized or recorded by the parties.

     Joint and Several. The obligations of this Note shall be joint and several.

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     No Obligation to Extend. This Note is payable in full on maturity date, or upon demand in the event of default. If the Payee demands payment, Maker must repay the entire principal balance of this Note and unpaid interest then due. The Payee shall be under no obligation to refinance the loan at that time. Maker will therefore be required to make payment out of other assets Maker may own, or Maker will have to find a lender willing to lend Maker the money at prevailing market rates, which may be considerably higher than the interest rate on this Note.

     Disclaimer of Relationship. The Maker and all co-signers, endorsers, sureties and guarantors, if any, to this obligation acknowledge that:

          (a) The relationship between the Payee, Maker and any co-signer, endorser, surety or guarantor is one of creditor and debtor and not one of partner or joint venturer;

          (b) There exists no confidential or fiduciary relationship between Payee and Maker and any co-signer, endorser, surety or guarantor imposing a duty of disclosure upon the Payee; and

          (c) The Maker and any co-signer, endorser, surety or guarantor have not relied on any representation of the Payee regarding the merits of the use of proceeds of the loan.

Maker and any co-signer, endorser, surety or guarantor waive any and all claims and causes of action which exist now or may exist in the future arising out of any breach or alleged breach of a duty on the part of the Payee to disclose any facts material to this loan transaction and the use of the proceeds.

     Choice of Law and Venue. This Note shall be governed by the Laws of the State of Florida, and the United States of America, whichever the context may require or permit. The Maker and all guarantors, if any, to this obligation expressly agree that proper venue for any action which may be brought under this Note in addition to any other venue permitted by law shall be any county in which property encumbered by the Credit Agreement is located as well as Orange County, Florida. Should Payee institute any action under this Note, the Maker and all guarantors, if any, hereby submit themselves to the jurisdiction of any court sitting in Florida.

     Severability. If any provision of this Note shall be held unenforceable or void, then such provision shall be deemed severable from the remaining provisions and shall in no way affect the enforceability of the remaining provisions nor the validity of this Note.

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    Maker and Payee Defined. The term "Maker" includes each and every person or entity signing this Note and any co-signers, guarantors, their successors and assigns. The term "Payee" shall include the Payee and any transferee and assignee of Payee or other holder of this Note.

     Captions and Pronouns. The captions and headings of the various sections of this Note are for convenience only, and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular, and the masculine, feminine and neuter shall be freely interchangeable.

     Receipt of Copy. By signing this Note, Maker acknowledges that it was read by Maker prior to execution and a copy was received by Maker.

     Business Purpose. Maker represents and warrants that the loan or credit represented by this Note is only for business or commercial purposes of the Maker other than agricultural purposes and the proceeds of the loan are not being used for personal, family, household or agricultural purposes.

     Time of the Essence. Time is of the essence with respect to each provision in this Note where a time or date for performance is stated. All time periods or dates for performance stated in this Note are material provisions of this Note.

     Waiver of Trial by Jury. The Maker hereby, and the Payee by its acceptance of this Note, knowingly, voluntarily and intentionally waive the right either may have to a trial by jury in respect of any litigation arising out of, under, or in connection with this Note and all Loan Documents and other agreements executed or contemplated to be executed in connection herewith, or arising out of, under, or in connection with any course of conduct, course of dealing, statements (whether verbal or written) or action of either party, whether in connection with the making of the loan, collection of the loan, or otherwise. This provision is a material inducement for the Payee making the loan evidenced by this Note.

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     IN WITNESS WHEREOF, Maker has executed and delivered this instrument the day and year first above written.

                                            MICROVISION MEDICAL SYSTEMS,
                                            INC., a Delaware corporation

                                       By:  /s/ Douglas S. Harrington
                                            -------------------------------
                                            Douglas S. Harrington, President

WITNESSES:

/s/ M. W. Shirek
---------------------------------
Printed name: Michael W. Shirek
             --------------------

/s/ David Rodig
---------------------------------
Printed name: David Rodig
             --------------------


---------------------------------
---------------------------------

     The foregoing instrument was acknowledged before me this 24th day of December, 1996, by Douglas S. Harrington, as President MICROVISION MEDICAL SYSTEMS, INC., a Delaware corporation, on behalf of said corporation, who is personally known to me or who provided Valid Ca. driver's license as identification and who did take an oath.


                                            /s/ Mary J. Miller
                                            -------------------------------
                                            Notary Public
My Commission expires: 11/19/99              Printed name: Mary J. Miller
                                            Commission No. 1077821


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